UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2023

FAST Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40214	86-1258014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Old Branchville Road

Ridgefield, CT 06877

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 956-1969

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-quarter of one redeemable warrant	FZT.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FZT	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FZT WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On March 10, 2023, FAST Acquisition Corp. II (the “Company”) filed with the Secretary of State of the State of Delaware three amendments to the Company’s amended and restated certificate of incorporation:

●	An amendment to change the date by which the Company must consummate a business combination from March 18, 2023 to June 18, 2023, and to allow the Company, without another stockholder vote, by resolution of the Company’s board, to elect to further extend this date in one-month increments, up to four additional times (the “Extension Amendment”);

●	An amendment to provide for the right of a holder of Class B common stock of the Company to convert into Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Founder Share Amendment”); and

●	An amendment to remove the limitation that the Company shall not consummate a business combination if it would cause the Company’s net tangible assets to be less than $5,000,001 and the limitation that the Company shall not redeem public shares that would cause the Company’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation Amendment”).

The Company’s stockholders approved the Extension Amendment, Founder Share Amendment and Redemption Limitation Amendment at a special meeting of stockholders of the Company on March 3, 2023. The foregoing descriptions of the Extension Amendment, Founder Share Amendment and Redemption Limitation Amendment are qualified in their entirety by the full text of the amendments, which are filed as Exhibit 3.1, 3.2 and 3.3 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 10, 2023, the Company issued a press release announcing the extension of the date by which the Company must consummate a business combination. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of FAST Acquisition Corp. II under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 8.01. Other Events.

Redemption of Public Shares

In connection with the Extension Amendment, 15,098,178 shares of the Company’s issued and outstanding Class A common stock were redeemed for cash at a redemption price of approximately $10.1498 per share, for an aggregate redemption amount of approximately $153.24 million. Following such redemptions, 7,135,509 shares of the Company’s Class A common stock remain outstanding and approximately $72.42 million remain in the Company’s trust account before the deposit of funds by the Company as described in the following paragraph.

Trust Account Deposit

Also in connection with approval of the Extension Amendment and the extension of the date by which the Company must consummate a business combination to June 18, 2023, the Company caused $750,000, or approximately $0.1051 per share of the Company’s Class A common stock outstanding after giving effect to the redemptions disclosed above, to be deposited in the Company’s trust account. Such funds were provided by Infinite Acquisitions LLLP pursuant to the Promissory Note described in the proxy statement for the special meeting of stockholders of the Company that was filed with the Securities and Exchange Commission on February 10, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	First Amendment to Amended and Restated Certificate of Incorporation of FAST Acquisition Corp. II (Extension Amendment)
3.2	Second Amendment to Amended and Restated Certificate of Incorporation of FAST Acquisition Corp. II (Founder Share Amendment)
3.3	Third Amendment to Amended and Restated Certificate of Incorporation of FAST Acquisition Corp. II (Redemption Limitation Amendment)
99.1	Press Release, dated March 10, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAST ACQUISITION CORP. II

By:	/s/ Garrett Schreiber
	Name:	Garrett Schreiber
	Title:	Chief Financial Officer

Dated: March 10, 2023

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